Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

AMENDMENT NO. 1 TO THE MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO THE MASTER SERVICES AGREEMENT (this “Amendment No. 1”), effective as of March 4, 2026 (“the Amendment No. 1 Effective Date”), is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Unit 417, 4th Floor, Lippo Centre Tower Two, No. 89 Queensway, Admiralty, Hong Kong (“Provider”), and Invivyd, Inc. having its principal place of business at 209 Church Street, New Haven, CT 06510 (“Client”). Provider and Client may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Client was formerly known as “Adagio Therapeutics, Inc.” with its principal place of business at 303 Wyman Street, Suite 300, Waltham, MA 02451; and

WHEREAS, Provider’s address was formerly at “Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong” and Client’s address was formerly at “1601 Trapelo Road, Suite 178, Waltham, MA 02451”; and

WHEREAS, Provider and Client (then still known as Adagio Therapeutics, Inc.) entered into that certain Master Services Agreement, dated as of July 21, 2020 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:

1.
Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)
Work Orders. Provider shall provide the Services to Client pursuant to each Work Order that is entered into during the term of this Agreement. The preferred form of Work Order is provided in Exhibit A. Each Work Order will automatically incorporate the terms of this Agreement. Work Order(s), when approved in writing by both Parties, shall be deemed an integral part hereof. Work Order(s) may be updated from time to time by mutual agreement. If there is a contradiction between a provision of this Agreement and a Work Order, then the provision in this Agreement will take precedence unless the Work Order specifically states that it takes precedence over the provision.
2.
Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
7.4
Technology Transfer. During the Term of this Agreement and for a period of [***] following expiration or termination of this Agreement, Client may request transfer of a Product to an alternative or second-source developer or manufacturer or

CONFIDENTIAL

testing laboratory. Subject to Client and Provider agreeing to commercially reasonable terms that have been negotiated in good faith on the scope and duration of the technology transfer and at Provider’s then current charge-out rates for similar activities, such agreement to be set out in a separate Work Order and at Client’s expense, Provider shall provide its full support and cooperation, including but not limited to training, consulting, and troubleshooting of the Technology Transfer (as defined below) reasonably necessary for properly skilled personnel of Client, Client’s Affiliate, or a third party manufacturer to develop, manufacture, test, and release Product. The “Technology Transfer” shall include any information specific to the relevant Client Product and reasonably necessary for the manufacturing of the Product, including, but not limited to, as applicable, all relevant and Product-specific protocols, batch records, test methods, data, results, interpretation of results, and Specifications, and will include the cell line and cell banks, subject to a license and executed License Agreement. Client shall be liable for the costs of such Technology Transfer. Additionally, in connection with Technology Transfer pursuant to this Section 7.4, Provider shall, upon receiving corresponding payment, grant to Client and its Affiliates and designees a perpetual, fully-paid, non-exclusive license to all Necessary IP and Optional IP that has been embedded by Provider without Client’s consent pursuant to the terms of Section 7.2(c) solely to the extent necessary for the development, manufacture, and testing of each Product.
3.
Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
11.1
Term.
(a)
The term of this Agreement commences on the Effective Date and, unless terminated earlier in accordance with this Agreement, expires March 1, 2036 (the “Initial Term”), and thereafter may be renewed for further periods to be agreed to by the Parties in a written amendment (the “Renewal Term(s)” and together with the Initial Term, the “Term”).
(b)
Unless terminated earlier in accordance with this Agreement, the term of each Work Order commences on the date indicated in the Work Order and will terminate upon completion of the Services under such Work Order.
4.
A new Section 11.6 is hereby inserted immediately following Section 11.5 as follows:

11.6 Termination Due to Legal Reasons. If any applicable law (including any Applicable Law) rule, regulation, guideline, or order in effect and as amended from time-to-time, or any newly enacted and in effect applicable law, rule, regulation, guideline, or order, materially prevents Client from being able to enter into or maintain a contract with a United States governmental entity, or from receiving grant funds from such a US governmental entity, or materially affects Client’s ability to obtain government insurance coverage, including but not limited to [***], of any Product, in each case, as a result of Provider providing the Services to Client under this Agreement or any Work Order or as a result of Client being a party to this

CONFIDENTIAL

Agreement (any such law, rule, regulation, guideline, or order, new or existing, or any change to any of the foregoing, an “Interfering Law”), Client may terminate this Agreement and/or any Work Orders, solely to the extent this Agreement or such Work Orders specifically relate to Product intended for sale or use in the US market, upon written notice to Provider, effective immediately, with such written notice to describe: (i) the Interfering Law; (ii) the expected adverse effect such Interfering Law could reasonably be expected to have on this Agreement and/or Work Order; and (iii) why Client must terminate this Agreement and/or Work Order to avoid or mitigate such adverse effect. Neither Party will have any liability to the other whatsoever for such termination under this Section 11.6, and, for clarity, Client shall have no further liability with respect to the cancellation of any outstanding Work Orders or purchase orders, and no termination or cancellation fees shall apply. However, Client shall remain responsible for payment for all Services rendered and non-recoverable costs incurred prior to termination pursuant to this Section to the extent Provider, using commercially reasonable efforts, cannot fill Client’s slot(s) with a third party’s reasonable comparable production (including scale, process, duration) and/or return, re-sell or reallocate raw materials, as applicable, to mitigate costs and to the extent such raw materials or work in progress are not included in a Technology Transfer. Upon such termination, at Client’s option and expense, Provider shall use commercially reasonable efforts to conduct a full Technology Transfer to Client or any of its Affiliates or any third-party designee, of all materials and information per the terms of Section 7.4.

5.
Section 14.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

14.3 Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

To Client: [***]
To Provider: [***]

6.
Except as expressly amended by this Amendment No. 1, the Agreement is and shall remain unchanged and in full force and effect in accordance with its terms and the Parties hereto hereby ratify and reaffirm the Agreement as amended hereby.

CONFIDENTIAL

7.
The laws of the State of New York, USA, without giving effect to principles of conflict of laws, govern all matters relating to this Amendment No. 3 and the enforcement and interpretation thereof. Any dispute arising out of or in connection with this Amendment No. 1 shall be resolved in accordance with Section 14.7 of the Agreement.
8.
This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party may rely on the delivery of executed electronic copies of counterpart execution pages of this Amendment No. 1 and such electronic copies shall be legally effective to create a valid and binding agreement among the Parties.
9.
Any capitalized term used in this Amendment No. 1 and not otherwise defined herein shall have the meaning given to that term in the Agreement.

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be duly executed as of the Amendment No. 1 Effective Date set forth above.

WuXi Biologics (Hong Kong) Limited	Invivyd, Inc.
By: [***] Name: [***] Title: [***] Date: 4 March, 2026	By: [***] Name: [***] Title: [***] Date: 3/4/2026